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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 21, 2003

FLAG Telecom Group Limited
(Exact Name of Registrant as Specified in Charter)

Bermuda	000-29207	N/A
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
	Incorporation)	No.)

Canon's Court, 22 Victoria Street, Hamilton HM12, Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code 1-(441) 296-0909

N/A
(Former name or former address, if changed since last report)

ITEM 5.    Other Events and Required FD Disclosure

        On November 21, 2003, representatives of FLAG Telecom Group Limited (the "Registrant") met with representatives of Pivotal Private Equity ("Pivotal") to discuss Pivotal's proposal set forth in a letter dated November 17, 2003, the terms of which were described in the Registrant' Current Report on Form 8-K dated November 19, 2003. As a result of such discussions, the Registrant, after taking into account, among other things, the Agreement and Plan of Amalgamation with Reliance Gateway Net Limited dated as of October 16, 2003, a copy of which was filed as Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated October 16, 2003, and Pivotal, after taking into account, among other things, its defined investment parameters, mutually determined not to pursue further discussions with respect to a transaction between the parties.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAG TELECOM GROUP LIMITED (Registrant)
Date: November 21, 2003	/s/ KEES VAN OPHEM Name: Kees van Ophem Title: General Counsel

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  ITEM 5. Other Events and Required FD Disclosure
SIGNATURES